Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of Continucare Corporation:

(i)	Form S-3 No. 333-16801 and Related Prospectus,

(ii)	Form S-3 No. 333-43231 and Related Prospectus,

(iii)	Form S-8 No. 333-44431,

(iv)	Form S-8 No. 333-61246, and

(v)	Form S-8 No. 333-119337;
of our report dated September 14, 2005 with respect to the consolidated financial statements of Continucare Corporation included in this Annual Report (Form 10-K) for the year ended June 30, 2005.

/s/ Ernst & Young LLP
Certified Public Accountants
West Palm Beach, Florida
September 14, 2005